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                                                                   Exhibit 23.06

                                     CONSENT

                                       OF

                             EVEREN SECURITIES, INC.

           We hereby consent to (i) the inclusion of our opinion letter, dated October 10, 1995, to the Board of Directors of Medicine Shoppe International, Inc. ("MSI") at Annex B to the Proxy Statement/Prospectus of MSI and Cardinal Health, Inc. ("Cardinal") relating to the proposed merger of MSI with and into Arch Merger Corp., a wholly owned subsidiary of Cardinal, and (ii) all references made to our firm and our opinion letter in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       EVEREN SECURITIES, INC.

                                       By:/s/ John S. Gallop
                                          ----------------------------
                                            John S. Gallop
                                       Its: Executive Vice President

Chicago, Illinois

October 5, 1995